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                                                                     EXHIBIT 5.1




                        PROSKAUER ROSE GOETZ & MENDELSOHN LLP
                                    1585 BROADWAY
                            NEW YORK, NEW YORK 10036-8299


                             May 1, 1997


American Disposal Services, Inc.
745 McClintock Drive
Suite 305
Burr Ridge, IL  60521

         Re:  Registration Statement on Form S-1
              FILE NO. 333-24103

Gentlemen:

         You have requested our opinion in connection with the above-referenced registration statement, as amended (the "Registration Statement"), filed by American Disposal Services, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 3,500,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), to be sold to the underwriters by the Company (the "Firm Shares"), and up to 525,000 additional shares of Common Stock to cover over-allotment options granted to the underwriters (together with the Firm Shares, the "Shares"), for sale to the public pursuant to an underwritten public offering.

         As counsel to the Company, we have examined such corporate records, other documents and questions of law as we have considered necessary or appropriate for the purpose of this opinion, including the Certificate of Incorporation, as amended, and the By-laws of the Company, the Registration Statement and the exhibits thereto, including the form of underwriting agreement relating to the Shares filed as Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement"), and we have made such investigations of law as we have deemed necessary in order to render the opinion hereinafter set forth. In such examinations, we have assumed the genuineness of signatures and the conformity to original documents of the documents supplied to us as copies. As to relevant questions of fact material to our opinion, we have relied upon statements and certificates of officers and representatives of the Company.

         In giving this opinion, we have assumed that the certificates for the Shares, when issued, will have been duly executed on behalf of the Company by the Company's transfer agent and registered by the Company's registrar and will conform, except as to denominations, to specimens we have examined.

         Based upon and subject to the foregoing, we are of the opinion that:


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May 1, 1997
Page 2



         1.   The Shares have been authorized; and


         2. The Shares to be sold by the Company, when issued in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

         We hereby consent to the references to our firm under the caption "Legal Matters" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                   Very truly yours,

                   PROSKAUER ROSE GOETZ & MENDELSOHN LLP